UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2018

Herbalife Nutrition Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands		KY1-1106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2018 (the “Closing Date”), Herbalife Nutrition Ltd., a Cayman Islands exempted limited liability company (“Herbalife Nutrition”), HLF Financing SaRL, LLC, an indirect wholly-owned subsidiary of Herbalife Nutrition (“HLF Financing”), Herbalife International, Inc., an indirect wholly-owned subsidiary of Herbalife Nutrition (“HII”), and Herbalife International Luxembourg S.à R.L., an indirect wholly-owned subsidiary of Herbalife Nutrition (“HIL” and, collectively with Herbalife Nutrition, HLF Financing and HII, the “Borrowers”) entered into a $1.25 billion senior secured credit facility (the “New Credit Facility”), consisting of a $250 million term loan A facility, a $750 million term loan B facility, and a $250 million revolving credit facility with a syndicate of financial institutions as lenders (the “Lenders”), Jefferies Finance LLC, as administrative agent for the Lenders under the term loan B facility and as collateral agent, and Coöperatieve Rabobank U.A., New York Branch, as administrative agent for the Lenders under the term loan A facility and the revolving credit facility.

The New Credit Facility replaces Herbalife Nutrition’s existing $1.45 billion senior secured credit facility originally entered into on February 15, 2017 (as amended, the “Prior Credit Facility”), with a syndicate of financial institutions as lenders, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the term loan facility lenders and collateral agent, and Coöperatieve Rabobank U.A., New York Branch, as administrative agent for the revolving credit facility lenders. All commitments under the Prior Credit Facility were terminated effective on the Closing Date.

All obligations of the Borrowers under the New Credit Facility are unconditionally guaranteed by certain direct and indirect wholly-owned subsidiaries of Herbalife Nutrition, and secured by the equity interests of certain of Herbalife Nutrition’s subsidiaries and substantially all of the assets of the domestic loan parties. The revolving credit facility has a 5-year maturity, the term loan A facility has a 5-year maturity and the term loan B facility has a 7-year maturity. The New Credit Facility permits the Borrowers to borrow in U.S. dollars and, subject to certain limitations, in Euros. Borrowings under the term loan A facility will bear interest at either the eurocurrency rate plus a margin of 3.00% or the base rate plus a margin of 2.00%. Borrowings under the term loan B facility will bear interest at either the eurocurrency rate plus a margin of 3.25%, or the base rate plus a margin of 2.25%. Borrowings under the revolving credit facility will bear interest at either the eurocurrency rate plus a margin of 3.00% or the base rate plus a margin of 2.00%. Herbalife Nutrition will pay a commitment fee on the revolving credit facility of 0.50% per annum on the undrawn portion of the revolving credit facility. On or prior to February 16, 2019, amounts voluntarily prepaid under the term loan B facility will incur a prepayment premium of 1%; thereafter amounts outstanding under the term loan B facility may be prepaid at Herbalife Nutrition’s option without premium or penalty, subject to customary breakage fees in connection with the prepayment of a eurocurrency loan.

The New Credit Facility requires the Company to comply with a leverage ratio. The New Credit Facility also contains affirmative and negative covenants customary for financings of this type, including, among other things, limitations or prohibitions on repurchasing common shares, declaring and paying dividends and other distributions, redeeming and repurchasing certain other indebtedness, loans and investments, additional indebtedness, liens, mergers, asset sales and transactions with affiliates. In addition, the New Credit Facility contains customary events of default.

The foregoing summary of the New Credit Facility is not complete and is qualified in its entirety by reference to the complete text of the New Credit Facility, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure required by this Item 1.02 regarding the termination of the Prior Credit Facility is included in Item 1.01 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Notes Due 2026

On the Closing Date, HLF Financing and HII (collectively, the “Issuers”) issued $400 million aggregate principal amount of 7.250% Senior Notes due 2026 (the “Notes”) to certain initial purchasers. The Notes were offered and sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes are governed by an indenture, dated as of August 16, 2018, among the Issuers, certain subsidiaries of Herbalife Nutrition party thereto as guarantors and MUFG Union Bank, N.A., as trustee (the “Indenture”).

The Notes will bear interest at a rate of 7.250% per year payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning on February 15, 2019. The Notes will mature on August 15, 2026.

At any time prior to August 15, 2021, the Issuers may redeem all or part of the Notes at a redemption price equal to 100% of their principal amount, plus a “make whole” premium as of the redemption date, and accrued and unpaid interest (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date). In addition, at any time prior to August 15, 2021, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of one or more equity offerings, at a redemption price equal to 107.250%, plus accrued and unpaid interest. Furthermore, at any time on or after August 15, 2021, the Issuers may redeem all or part of the Notes at the following redemption prices, expressed as percentages of principal amount, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2021	103.625%
2022	101.813%
2023 and thereafter	100.000%

The Indenture contains customary negative covenants, including, among other things, limitations or prohibitions on restricted payments, incurrence of additional indebtedness, liens, mergers, asset sales and transactions with affiliates. In addition, the Indenture contains customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

New Credit Facility

The disclosure required by this Item 2.03 with respect to the New Credit Facility is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of August 16, 2018 among HLF Financing SaRL, LLC, Herbalife International, Inc., the guarantors party thereto and MUFG Union Bank, N.A., as trustee.

4.2	Form of Global Note for 7.250% Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1 hereto).

10.1	Credit Agreement, dated as of August 16, 2018, among HLF Financing SaRL, LLC., Herbalife Nutrition Ltd., Herbalife International Luxembourg S.à R.L., Herbalife International, Inc., the several banks and other financial institutions or entities from time to time party thereto as lenders, Jefferies Finance LLC, as administrative agent for the Term B Lenders and collateral agent, and Coöperatieve Rabobank U.A., New York Branch, as an Issuing Bank and as administrative agent for the Term A Lenders and the Revolving Credit Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

August 22, 2018	By:	/s/ Henry Wang
		Name:	Henry Wang
		Title:	EVP, General Counsel